Exhibit 32.1

SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER*

In connection with the Quarterly Report of Worthington Industries, Inc. (the “Company”) on Form 10-Q for the quarterly period ended August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. McConnell, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/John P. McConnell
Printed Name: John P. McConnell
Title: Chairman of the Board and Chief Executive Officer

Date:  October 10, 2008

*This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Worthington Industries, Inc. specifically incorporates this certification by reference.

38